UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 16, 2025, Liquidia Technologies, Inc., a Delaware corporation (the “Tenant”) and a wholly owned subsidiary of Liquidia Corporation, a Delaware corporation (the “Company”), entered into an Indenture of Lease (the “Lease”), dated as of June 16, 2025, with King Combs LLC, a Delaware limited liability company (the “Landlord”). The Lease is for the Company’s new manufacturing facility, which is approximately 70,131 rentable square feet (the “Premises”) at Pathway Triangle Building 1, 1000 Science Drive, Morrisville, North Carolina, 27560 (the “Building”).

The Lease provides for a term commencing upon June 16, 2025 and expiring on November 1, 2036. Under the terms of the Lease, the Tenant has the option to extend the Lease two times, each for a period of five additional years, by providing written notice to the Landlord not more than 18 months nor less than 12 months prior to the then-current expiration date. In addition, during the term of the Lease, the Lease also provides the Tenant with a one-time “right of first offer” with respect to any space contiguous to the Premises in the Building, when such space becomes available for lease, subject to any terms provided by the Landlord in connection with the offer to lease such space.

Beginning on May 1, 2026 (the “Term Commencement Date”), the Company’s monthly base rent under the Lease will be $260,069.13 for the first 12-month term, which will increase by 3.0% per each subsequent 12-month term; provided, that base rent will be abated during the first six months after the Term Commencement Date. The Tenant will also be responsible for paying operating expenses from and after the Term Commencement Date.

The Lease contains customary representations, warranties, and covenants.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the complete terms and conditions of the Lease. A copy of the Lease will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2025	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer and Chief Operating Officer